UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported in the Current Report on Form 8-K filed by 180 Life Sciences Corp. (the “Company”) with the Securities and Exchange Commission on October 16, 2024 (the “Prior Form 8-K”), on October 16, 2024, the Company entered into a warrant inducement agreement (the “Inducement Agreement”) with a holder (the “Holder”) of certain of the Company’s existing warrants to purchase shares of common stock (“Existing Warrants”), par value $0.0001 per share (the “Common Stock”), of the Company. Pursuant to the Inducement Agreement, the Holder agreed to exercise for cash Existing Warrants to purchase up to 950,069 shares of Common Stock at an exercise price of $3.48 per share during the period from the date of the Inducement Agreement until 1:15 p.m., Eastern Time, on October 16, 2024. In consideration of the Holder’s agreement to exercise the Existing Warrants in accordance with the Inducement Agreement, the Company agreed to issue new unregistered Warrants to Purchase Shares of Common Stock (the “New Warrants”) to purchase a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issued upon exercise of the Existing Warrants (the “New Warrant Shares”).

Item 3.02 Unregistered Sales of Equity Securities.

On October 16 and 17, 2024, the Existing Warrants were exercised in full for cash by the Holder and the Company received $3,306,240 before deducting financial advisory fees and other expenses payable by us. To the extent the change in the exercise price of the Existing Warrants in connection with the Inducement Agreement constituted an exchange of the Existing Warrants, such exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

When issued in full, and notwithstanding any portion of the shares held in abeyance, subject to the Holder’s beneficial ownership limitation described in greater detail in the Prior Form 8-K, a total of 950,069 shares of Common Stock will be issued to the Holder upon exercise of the Existing Warrants and the Company will have a total of 1,976,999 shares of Common Stock issued and outstanding following such issuance.

On October 17, 2024, the Company issued the Holder New Warrants to purchase up to 1,900,138 shares of Common Stock with an exercise price of $1.50 per share pursuant to the terms of the Inducement Agreement. The New Warrants are immediately exercisable and have a term of exercise of five years.

The Company claims an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of the Securities Act for the issuance of the New Warrants since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipient was an accredited investor. The securities are subject to transfer restrictions, and the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

If exercised in full, a total of a maximum of 1,900,138 shares of Common Stock will be issuable upon exercise of the New Warrants.

The New Warrants are described in greater detail in the Prior Form 8-K.

Item 8.01 Other Events.

The Prior Form 8-K contained certain errors in that it referenced the Holder holding Existing Warrants to purchase 954,118 shares of common stock of the Company, instead of 950,069 shares of common stock and the Company raising approximately $3,320,331 from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by us, instead of $3,306,240, which references have been updated and corrected above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2024

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Interim Chief Executive Officer